FingerMotion, Inc. and BlueFlare Energy Solutions Agree to Enter Into Memorandum of Understanding for Development of Behind-the-Meter AI Compute Infrastructure Across Western Canada

Contemplated MOU Would Establish BlueFlare as FingerMotion’s Exclusive Development Partner Across Alberta, British Columbia and Saskatchewan; Two Initial Sites Identified for Evaluation; Strategy Aligns with Alberta’s C$100 Billion Data Center Investment Target

SINGAPORE / Newsfile Corp. / June 4, 2026 -- FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data and technology company in the process of expanding into North American artificial intelligence (“AI”) and high-performance computing (“HPC”) infrastructure, today announced that it has agreed with BlueFlare Energy Solutions Inc. (“BlueFlare” or “BFE Solutions”) to enter into a Memorandum of Understanding (the “MOU”) regarding the development of behind-the-meter (“BTM”) AI compute infrastructure across Western Canada. Under the contemplated MOU, BlueFlare would act as FingerMotion’s primary development partner across the Canadian provinces of Alberta, British Columbia and Saskatchewan (the “Territory”) for the origination, design, engineering, construction and ongoing support of HPC inference sites integrated with co-located bitcoin mining operations on a behind-the-meter basis.

FingerMotion is pursuing a strategy of building modular, micro-scale AI and HPC compute capacity in North America through behind-the-meter natural gas-powered sites in Western Canada. The Company believes that the BTM natural gas model may offer a structurally differentiated path to deploying AI and HPC compute capacity by generating power on-site rather than drawing from the grid, and that this approach could provide greater control over energy costs and long-term power availability — factors the Company believes are increasingly critical to the economics of AI inference and HPC workloads. The contemplated collaboration with BlueFlare represents the foundational step in advancing this strategy through a regional development partner with established BTM operations in Western Canada.

In evaluating potential BTM infrastructure development partners, FingerMotion considered candidates against three criteria: demonstrated operational experience with natural gas-powered generation in Western Canada, the stated capability to deploy modular HPC infrastructure on accelerated timelines, and a proprietary approach to intelligent load management. BlueFlare was identified as FingerMotion’s preferred prospective partner based on its performance against these criteria, leading the parties to agree to enter into the contemplated MOU.

“The cooperation framework we are establishing with BlueFlare gives FingerMotion a credible Western Canadian foothold in the rapidly growing North American AI infrastructure market,” said

Martin Shen, Chief Executive Officer of FingerMotion. “Western Canada combines world-class natural gas resources, supportive policy frameworks, and BlueFlare’s behind-the-meter development capability — a combination we believe is genuinely differentiated relative to grid-dependent data center development. The contemplated framework positions AI inference capacity as our primary value driver, with co-located bitcoin mining serving as a load-balancing and asset-utilization mechanism rather than a primary use case. We expect to advance toward definitive agreements and look forward to providing further updates as the relationship progresses.”

The contemplated MOU has been agreed by the parties in principle and, when executed, is intended to be substantially non-binding with respect to the principal commercial terms of the cooperation, which would remain subject to the negotiation and execution of one or more definitive agreements. Certain provisions of the MOU — including exclusivity, anti-circumvention, confidentiality, public-disclosure, governing-law and dispute-resolution provisions — would, however, be binding on the parties in accordance with their terms once executed. The principal terms of the contemplated cooperation are summarized below.

Contemplated Scope of Cooperation

Subject to the negotiation and execution of one or more definitive agreements (each, a “Definitive Agreement”), BlueFlare would act as FingerMotion’s primary development partner across the full project lifecycle. Anticipated workstreams under the contemplated MOU would include the following:

Site Origination and Acquisition. Identification, qualification, negotiation, and leasing of land, power, gas and interconnection rights for HPC and co-located bitcoin mining sites within the Territory.

Development Management. Project structuring, permitting, regulatory engagement, stakeholder coordination, and gas and power offtake structuring.

Design and Engineering. Conceptual through detailed engineering for power generation, gas conditioning, electrical balance-of-plant, cooling, network and HPC white-space.

EPC / EPCM Construction. Procurement and construction under either an engineering, procurement and construction (“EPC”) or engineering, procurement and construction management (“EPCM”) delivery model, as the parties may agree in each applicable Definitive Agreement.

Commissioning and Operations. Commissioning, performance testing, and ongoing operations, maintenance and monitoring services for the energy, gas conditioning and HPC infrastructure layers.

BALA™ Platform Deployment. Deployment of BlueFlare’s BALA™ (BlueFlare Adaptive Load Architecture™) load-following platform for integrated AI inference and bitcoin mining load management.

The contemplated cooperation framework treats the integration of legacy and continuing bitcoin mining operations at each site as a load-balancing and gas-continuity mechanism rather than a primary use case, consistent with BlueFlare’s stated “From Wellhead to Workload” platform.

Initial Project Sites Identified for Evaluation

The contemplated MOU references two initial project sites currently identified by BlueFlare for potential development on behalf of FingerMotion within the Territory. Each site is expected to be advanced under a separate site-specific Commercial Term Sheet and one or more associated Definitive Agreements, the terms of which would address site-level economics, capacity, schedule, construction scope, hosting structure, and applicable fee arrangements. The parties have agreed to use commercially reasonable efforts to negotiate and execute a Commercial Term Sheet in respect of at least one of the two initial sites within ninety (90) days following execution of the MOU. This 90-day milestone is aspirational and non-binding in nature, and a failure to meet it would not, of itself, constitute a breach of the contemplated MOU or a basis for termination. Neither party would be obligated under the contemplated MOU to enter into any Commercial Term Sheet or Definitive Agreement in respect of any site.

Exclusivity and Other Binding Provisions

The contemplated MOU is structured to provide FingerMotion with a dedicated, single-source development partner across the Territory. Under the contemplated exclusivity arrangements — which are intended to be binding on FingerMotion once the MOU is executed — BlueFlare would serve as FingerMotion’s sole and exclusive partner within Alberta, British Columbia and Saskatchewan for the origination, design, engineering, construction and ongoing support of HPC inference sites and co-located bitcoin mining infrastructure. The exclusivity commitment is subject to customary carve-outs, including for FingerMotion’s pre-existing arrangements disclosed in writing to BlueFlare prior to execution of the MOU, and for FingerMotion’s own internal development, evaluation and analysis activities. For the avoidance of doubt, the exclusivity commitment is non-reciprocal: BlueFlare would not be subject to a corresponding exclusivity obligation and may continue to pursue HPC and bitcoin mining infrastructure projects with other parties, including within the Territory, in its sole discretion.

Why Western Canada. Why Behind-the-Meter Natural Gas.

Western Canada — and Alberta in particular — combines abundant natural gas resources with policy frameworks the Company believes are supportive of behind-the-meter compute development. The Government of Alberta has established a target of attracting C$100 billion in data center investment by 2030, with policy specifically structured to incentivize developers to “bring their own power.” The Company believes this framework positions behind-the-meter natural gas generation as a preferred infrastructure model for compute development in the province. Alberta produces in excess of 10.9 billion cubic feet of natural gas per day, with a growing portion of that production representing an addressable BTM power generation opportunity. The Company believes that pursuing a BTM natural gas compute strategy across Alberta, British Columbia and Saskatchewan — if successfully executed — could offer meaningful structural advantages relative to grid-dependent compute development in other jurisdictions. There can be no assurance, however, that the strategy will be successfully executed or that any particular commercial outcome will be achieved.

About BlueFlare Energy Solutions Inc.

BlueFlare Energy Solutions Inc. (also referred to as “BFE Solutions”) is an Alberta-incorporated integrated developer, engineer and constructor of behind-the-meter energy and compute infrastructure in Western Canada, operating under its “From Wellhead to Workload” platform and its proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following technology.

BlueFlare originates, designs, constructs and supports digital-load infrastructure that co-locates high-performance compute inference capacity with legacy and continuing bitcoin mining loads used as a load-balancing and gas-continuity mechanism. BlueFlare is part of the BlueFlare Group Holdings Inc. corporate group.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

Company Contact:

FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

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